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Speedemissions, Inc.
(Name of Registrant as Specified in Charter)

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Speedemissions, Inc.
1134 Senoia Road, Suite B2
Tyrone, GA 30290

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 23, 2005

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of the Shareholders of Speedemissions, Inc. (the “Company”) to be held on Tuesday, August 23, 2005, at 10:00 AM, Eastern Standard Time, at our corporate headquarters at 1134 Senoia Road, Suite B2, Tyrone, Georgia 30290, to consider and act upon the following proposals, as described in the accompanying Information Statement:

1.	To elect five (5) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

2.	To approve an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized common stock to 250,000,000 shares;

3.	To approve the Speedemissions, Inc. 2005 Omnibus Stock Grant and Option Plan;

4.	To ratify the appointment of Tauber & Balser, P. C. as independent auditors of the Company for the fiscal year ending December 31, 2005;

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Information Statement accompanying this Notice. The Board of Directors has fixed the close of business on July 11, 2005, as the record date for Shareholders entitled to notice of and to vote at this meeting and any adjournments thereof.

By Order of the Board of Directors

/s/ Richard A. Parlontieri

Richard A. Parlontieri, President

July 27, 2005
Tyrone, Georgia

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INTRODUCTION

This information statement is being mailed or otherwise furnished to stockholders of Speedemissions, Inc., a Florida corporation (the “Company”) in connection with the upcoming annual meeting of its shareholders. This Information Statement is being first sent to stockholders on or about August 1, 2005. The Company anticipates that the Amendment will become effective on or about August 29, 2005.

Proposals

The following proposals are being presented at the meeting (the “Proposals”):

1.	To elect five (5) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

2.	To approve an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized common stock to 250,000,000 shares;

3.	To approve the Speedemissions, Inc. 2005 Omnibus Stock Grant and Option Plan;

4.	To ratify the appointment of Tauber & Balser, P. C. as independent auditors of the Company for the fiscal year ending December 31, 2005;

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Vote Required

The vote which is required to approve the above Proposals is the affirmative vote of the holders of a majority of the Company’s voting securities. Each holder of common stock is entitled to one (1) vote for each share held, and each holder of Series A Convertible Preferred Stock is entitled to one thousand (1,000) votes for each share held, representing a total of 2,500,000 votes

The record date for purposes of determining the number of outstanding shares of voting securities of the Company, and for determining stockholders entitled to vote, is the close of business on July 11, 2005 (the “Record Date”). The Board of Directors of the Company adopted the resolution approving and recommending each of the Proposals on July 8, 2005. As of the Record Date, the Company had outstanding 25,416,595 shares of common stock and 2,500 shares of Series A Convertible Preferred Stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Interwest Transfer Company, 1981 - 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone (801) 272-9294.

Vote Obtained - Section 607.0704 Florida Revised Statutes

Section 607.0704 of the Florida Revised Statutes (the “Florida Law”) provides that the written consent of the holders of the outstanding voting securities, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Proposals as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority in interest of the outstanding voting securities of the Company, approving each of the Proposals.

Pursuant to Section 607.0704 of the Florida Revised Statutes, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under the Florida Law are afforded to the Company's stockholders as a result of the approval of the Proposals.

PROPOSAL ONE
ELECTION OF DIRECTORS

Directors are elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of the Company or residents of the State of Florida. Directors may receive compensation for their services as determined by the Board of Directors. See “Compensation of Directors.” The number of Directors as set by the Bylaws of the Company shall be no less than one (1) nor more than seven (7). Presently, the Board consists of four (4) members, namely Richard A. Parlontieri, Bahram Yusefzadeh, Bradley A. Thompson, and Erik Sander. Mr. Parlontieri is an employee-director and Messrs. Yusefzadeh, Thompson, and Sander are outside (non-employee) directors. All four current directors have chosen to stand for re-election, and have nominated one (1) additional individual to the Board of Directors, namely Ernest A. Childs, Phd. (collectively the “Director Nominees”).

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors. Each share of Series A Convertible Preferred Stock is entitled to one thousand (1,000) votes.

Although management of the Company expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to the shareholders meeting, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees For Election As Director

The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected following the annual shareholders meeting:

Name	Age	Position(s)

Richard A. Parlontieri	59	Director, President, and Secretary (2003)

Bahram Yusefzadeh	59	Director (2003)

Bradley A. Thompson	40	Director (2003)

Erik Sander	43	Director (2005)

Ernest A. Childs, Phd.	58	Director-Nominee

Richard A. Parlontieri was appointed to our Board of Directors and as an officer in connection with the acquisition of Speedemissions, Inc., a Georgia corporation, our subsidiary of which Mr. Parlontieri is a founder and President/CEO. He was the founder, Chairman and Chief Executive Officer of ebank.com, Inc., a publicly held bank holding company headquartered in Atlanta. ebank.com, which began as a traditional bank designed to deliver banking services in a non-traditional way, was the first internet bank to provide banking services focusing on small business owners. The Company opened in August 1998, and was named one of “The Best 100 Georgia Companies” in May 2000, by the Atlanta-Journal Constitution.

Prior to starting ebank, Mr. Parlontieri was President/CEO of Habersham Resource Management, Inc., a consulting firm with over 16 years experience in the financial services, mortgage banking, real estate, home health care and capital goods industries. While at Habersham, Mr. Parlontieri co-founded and organized banks (including Fayette County Bank which was sold to Regions Financial Corporation) and completed strategic acquisitions or divestitures for banks, mortgage companies and real estate projects.

Mr. Parlontieri currently serves on the Georgia Emissions, Industry Advisory Board as Secretary. He also is a member of the Georgia Emissions Testing Association (GETA). Over the past several years he has spoken or given presentations at various conferences concerning the financial services industry and the Internet. These include the American Banker Online Financial Services in Cyberspace Conference, the Phoenix International Users Banking Conference, GE Capital Management Conference and the eFinancial World Conference.

Mr. Parlontieri is an active participant in community and civic organizations, including serving as a three-term city councilman in suburban Atlanta, a past two-term President of the local chapter of the American Heart Association, and was an Organizer/Director of the suburban YMCA.

Bahram Yusefzadeh was elected to our Board of Directors at our annual shareholders meeting in August 2003. Mr. Yusefzadeh is currently the founder and Managing Director of V2R, LLC. V2R is a strategic, multi-faceted consulting firm that assists both United States and international organizations with increasing their value and accelerating their growth through C-Level services and capital investment. To further support their clients, V2R provides strategic management services across mission critical business areas, including sales and marketing, finance, legal, and human resources management.

A seasoned businessman and entrepreneur, Mr. Yusefzadeh’s career began in 1969 when he co-founded a banking software company, Nu-Comp Systems, Inc., and developed the Liberty Banking System. This system was marketed by IBM as the IBM Banking System from 1981 through 1985. He served as Nu-Comp’s Chief Executive Officer and President through Broadway & Seymour, Inc.’s acquisition of the company in June 1986 and remained with Broadway & Seymour as their Chairman of the Board through November 1986.

From 1986 to 1992, he served in various capacities at The Kirchman Corporation, first as President of the product and marketing strategies division, where he was instrumental in bringing innovative bank automation products to market. He later served as President of both the independent banking group, which focused on delivering products in-house, and the outsourcing division, where the focus was on data center operations.

In 1993, he founded Phoenix International, a provider of integrated, client/server based software applications for the global financial services industry. Mr. Yusefzadeh served as their Chairman and Chief Executive Officer and was instrumental in Phoenix’s successful initial public offering in 1996, secondary offering in 1997 and acquisition by London Bridge Software Holdings plc in 2001.

Mr. Yusefzadeh has also provided his expertise to numerous boards. From 1997 to 2001, he served on the board of Towne Services, Inc. (now merged with Private Business, Inc.), a provider of a merchant sales and payment transaction processing system. He also chaired Towne Services’ audit committee and was a member of the compensation committee.

Today, Mr. Yusefzadeh serves as a member of an advisory board to Capital Appreciation Partners, a venture fund that invests in stage II technology focused companies in the United States. He is also Chairman of the Board of Trustees for the International Center for Automated Information Research, a capital fund sponsored by the University of Florida College of Law and the Warrington Graduate School of Business that invests in early stage technology companies focused on enhancing the law and accounting professions.

Throughout his career, Mr. Yusefzadeh has been dedicated to community involvement. Prior to moving to Central Florida, he actively participated in various economic and community development organizations in Minneapolis. Since joining the Central Florida community, he has served as director of the Seminole County/Lake Mary Chamber of Commerce and co-chair of the Economic Development Counsel Technology Roundtable. He has also funded an Endowed Teaching Chair at Seminole Community College and serves on the advisory boards for the Central Florida Festival of Orchestra and BETA Center.

Bradley A. Thompson, CFA was elected to our Board of Directors at our annual shareholders meeting in August 2003. Mr. Thompson is currently the Chief Investment Officer and Chief Financial Analyst for Global Capital Advisors, LLC, an affiliate of GCA Strategic Investment Fund, Limited. Mr. Thompson is also the Chief Operating Officer and Secretary for Global Capital Management Services, Inc. the Corporate General Partner and Managing Partner of Global Capital Funding Group, LP, a licensed SBIC.

Mr. Thompson, born August 15, 1964, has over 18 years of experience in commercial banking, investment management, bond credit underwriting, financial analysis, and business management. Mr. Thompson received his Bachelors of Business Administration degree in Finance from the University of Georgia in 1986. Mr. Thompson also holds the Chartered Financial Analyst (CFA) designation sponsored by the CFA institute.

Mr. Thompson began his career in banking with Trust Company Bank, now SunTrust Bank, as a financial analyst. He later joined the firm of Merrill Lynch, Pierce Fenner & Smith in the securities industry managing retirement, profit sharing, pension, trust, and individual investment portfolios. While at Merrill Lynch, Mr. Thompson received his NASD Series 7 (General Securities) and Series 63 (State Securities) License, both of which have now expired. Mr. Thompson subsequently performed the duties of financial analyst and bond underwriter for SAFECO Insurance Company of America. At SAFECO, Mr. Thompson was responsible for the financial analysis and credit evaluations of the prospective and current bond accounts, and was ultimately responsible for the credit decision with a single line of credit approval authority ranging from $1 million to $10 million and an aggregate line of authority on specific accounts in excess of $175 million.

Prior to joining GCA, Mr. Thompson was self-employed managing his own small business enterprises. Mr. Thompson was the President and sole owner of Time Plus, an automated payroll accounting services firm for small to mid sized companies. Mr. Thompson successfully negotiated the sale of Time Plus, a sole proprietorship, for a 328% annualized return on investment. Mr. Thompson was also 50% owner and Vice President, Chief Financial Officer of AAPG, Inc., a specialty retail sporting goods firm. Mr. Thompson has since sold his interest in AAPG, Inc.

Mr. Thompson currently serves on the Board of Directors of Axtive Inc., (OTC:BB- AXTV), a publicly traded technology consulting firm that acquires and operates various technology product and service companies. Mr. Thompson also serves as a Director on the Board of GCA Strategic Investment Fund, and he is a former Director and Secretary on the Board of Directors of AdMark Systems, LLC., a privately held marketing firm.

Erik Sander was appointed to fill a vacancy on our Board of Directors effective on May 26, 2005. Mr. Sander is currently the Director of Industry Programs at the University of Florida College of Engineering, a position he has held since 2000, and he is a member of the faculty and a frequent lecturer there as well as at the College of Business. He also has, since 1997, provided consulting services in the areas of university/government/industry collaborations, technology transfer, and business start-up and growth for a wide variety of industrial, academic and federal government clients. Finally, Mr. Sander is currently a technical advisor and one of the co-founders of Diversified Mobility, Inc., a designer and marketer of mobilized powerlift platforms. His past positions include Associate Director for Industrial Collaboration and Technology Transfer at the University of Florida Engineering Research Center and Director of Business Development and Principal at Cenetec Ventures, LLC. Mr. Sander received a Bachelor of Science in Mechanical Engineering from the University of Florida and a Master of Science in Management of Technology from the University of Alabama in Huntsville.

Ernest A. Childs, Phd. will join our Board of Directors immediately following the annual meeting. Mr. Childs is currently the Chief Executive Officer of ArcheaSolutions, Inc., a position he has held since 2000. ArcheaSolutions is a privately held environmental company that specializes in solutions for wastewater processing problems. Prior to joining ArcheaSolutions, Dr. Childs was the Chief Executive Officer of Benesys, Inc. and Equity Development, Inc. Benesys was a benefit consulting company for companies in the health care industry and Equity Development was a consulting company that specialized in assisting people injured in major work and traffic accidents. Dr. Childs received his Bachelor of Science from the University of Tennessee in 1968, his Masters of Science from the University of Tennessee in 1969, and his Doctorate from the University of Georgia in 1971.

Our directors and director nominees do not currently serve as directors of any other reporting issuers.

Compensation of Directors

Our directors receive $250 for each meeting attended, including meetings of the committees. They are also entitled to reimbursement for their travel expenses.

On June 13, 2003, our subsidiary entered into a consulting agreement with V2R, Inc., which is controlled by Bahram Yusefzadeh, who subsequent to June 13, 2003 became one of our directors. Under the terms of the agreement, our subsidiary agreed to pay to V2R, upon the successful closing of a merger or acquisition of our subsidiary with a publicly traded corporation, the sum of $225,000. Of this amount, $125,000 was to be paid in accordance with the terms of a promissory note. The principal balance of the note was due on December 31, 2003, but was extended pursuant to an amendment dated December 30, 2003 to the earlier to occur of (i) the closing of a round of equity or debt financing in excess of $1,500,000, (ii) 90 days after the effectiveness of a registration statement, or (iii) in three equal installments beginning March 1, 2004, May 1, 2004, and July 1, 2004. We are currently in default on this note.

On June 16, 2003, our subsidiary entered into a consulting agreement with V2R, LLC, which is controlled by Bahram Yusefzadeh, who subsequent to June 16, 2003 became one of our directors. On October 19, 2003 we assumed the obligations under this agreement. Under the terms of the agreement, we agreed to pay V2R $8,334 per month, effective June 1, 2003 for 36 months, of which $3,334 was deferred until after the closing of an initial round of financing. In addition, we agreed to pay to V2R a sales commission on any money raised as a result of their introductions. V2R, LLC was entitled to receive 130,000 warrants to acquire common stock at $0.01 per share, of which 25,000 vested immediately, 35,000 would vest if we raised $1.5 million in any offering, 35,000 more would vest if we raised $3.0 million in any offering, and a final 35,000 would vest if we raised $4.5 million in any offering. On January 1, 2004, we terminated this consulting agreement and entered into a new consulting agreement with V2R. Under the terms of the new consulting agreement, we agreed to pay V2R $8,334 per month, effective January 1, 2004, for 30 months, plus a success fee for any closed acquisitions arranged by the V2R. We also issued to V2R warrants to acquire 100,000 shares of common stock at $0.25 per share, of which one-half vest on January 1, 2005 and the other half vest on January 1, 2006. Effective on May 31, 2005, we terminated the new consulting agreement with V2R.

In October 2003, we issued 300,000 shares of common stock to the designees of V2R, LLC as a bonus for services rendered not in connection with any consulting agreement. The shares were never beneficially owned by V2R or Mr. Yusefzadeh.

Effective September 5, 2003, we entered into a separate indemnification agreement with each of our then-current directors. Under the terms of the indemnification agreements, we agreed to indemnify each director to the fullest extent permitted by law if the director was or is a party or threatened to be made a party to any action or lawsuit by reason of the fact that he is or was a director. The indemnification shall cover all expenses, penalties, fines and amounts paid in settlement, including attorneys’ fees. A director will not be indemnified for intentional misconduct for the primary purpose of his own personal benefit. On July 8, 2005, we entered into an identical agreement with our newly appointed director, Mr. Sander.

Effective September 15, 2003, we entered into a three-year employment agreement with Richard A. Parlontieri, our President and Chief Executive Officer. This employment agreement was amended on December 19, 2003. Under the terms of the agreement, as amended, Mr. Parlontieri will receive a salary of $180,000 per year, plus an automobile and expense allowance, and will be eligible for quarterly bonuses as set forth in the agreement. In addition, Mr. Parlontieri was granted options to purchase up to 400,000 shares of our common stock at $0.25 per share. The agreement may be terminated by us for cause, in which case Mr. Parlontieri would not be entitled to severance compensation, or without cause, in which case Mr. Parlontieri would be entitled to the balance of his salary due under the agreement, plus other compensation earned through the date of termination.

The Compensation Committee of our Board of Directors originally agreed to issue to Mr. Parlontieri, pursuant to the terms of his employment agreement, options to purchase up to 400,000 shares of our common stock at an exercise price of $2.00 per share. The exercise price was determined based on conversations with our independent auditors about the deemed fair market value if we subsequently file a registration statement for a primary offering at $2.00 per share. However, after we withdrew the registration statement, and the proposed primary offering was cancelled, the Committee decided to reprice Mr. Parlontieri’s options at $0.25 per share, which was at or close to the fair market value of our common stock based on the closing bid price on the date of repricing, and within the parameters of our Speedemissions, Inc. 2001 Stock Option Plan.

On March 15, 2005, the Compensation Committee of our Board of Directors issued to Mr. Parlontieri warrants to acquire 250,000 shares of our common stock at $0.25 per share, the fair market value of our common stock based on the closing bid price on the date of grant.

On June 29, 2005, we issued options to acquire 25,000 shares of our common stock under our 2001 Stock Option Plan to Erik Sander, our director. The options vested immediately and are exercisable at $0.20 per share for a period of ten years.

Board Meetings and Committees

During the fiscal year ended December 31, 2004, the Board of Directors met on two and took action by unanimous written consent on several other occasions.

On August 26, 2003, an Audit Committee, established in accordance with section 3(a)(58)(A) of the Exchange Act, of the Board of Directors was formed. The Audit Committee held two meetings in 2003 and one meeting in 2004. In accordance with a written charter adopted by the Company’s Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting process, including the system of internal controls. The directors who are members of the Audit Committee are Bradley A. Thompson and Bahram Yusefzadeh, both of whom are considered audit committee financial experts, with Mr. Yusefzadeh considered an independent director under Section 121(A) of the AMEX listing standards.

On August 26, 2003, a Compensation Committee of the Board of Directors was formed. The Compensation Committee consists of Bradley A. Thompson and Bahram Yusefzadeh. The Compensation Committee held one meeting in 2003 and one meeting in 2004, and has approved the employment agreement and other compensation of Richard Parlontieri.

PROPOSAL TWO
AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED COMMON STOCK
General

On July 8, 2005, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interests, and directed that there be submitted to the holders of a majority of the Company’s common stock for action by written consent, the proposed amendment to Article IV of the Company’s Articles of Incorporation to effectuate an increase in the authorized common stock from 100,000,000 shares with a par value of $0.001 to 250,000,000 shares with a par value of $0.001. The Company believes this amendment will be effective August 29, 2005.

Purpose of the Increase in Authorized Common Stock

The Board of Directors believes that it is advisable and in the Company’s best interests to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the Company’s future needs. As detailed below, the Company recently closed a financing transaction to provide the Company with working capital to continue its operations and acquisition activities. Under the terms of the financing the Company issued Series B Convertible Preferred Stock and warrants. The Company must have sufficient authorized but unissued shares of common stock for the conversion of the Series B Convertible Preferred Stock, and the exercise of the warrants, if requested by the investor. Under the terms of the financing transaction the Series B Preferred Stock is convertible into up to 107,000,000 shares of the Company’s common stock and the warrants are exercisable into up to 46,750,000 shares of the Company’s common stock. Therefore, the Company must have at least 153,750,000 shares of common stock authorized but unissued under the terms of the financing deal. Currently, the Company is authorized to issue 100,000,000 shares of common stock and as of July 11, 2005, the Company had 25,416,595 shares of its common stock outstanding. Therefore, in order for the Company to be in compliance with the terms of the financing transaction the Company must increase its authorized common stock in an amount sufficient to issue up to an additional 153,750,000 shares of common stock in the event all the Series B Convertible Preferred Stock is converted and the warrants are exercised. This increase in the authorized common stock is meant to ensure the Company has sufficient authorized common stock.

Additionally, shares of common stock need to be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The availability of additional authorized but unissued shares will be achieved by effectuating an increase in the number of authorized shares of common stock from 100,000,000 to 250,000,000 shares. As of the date of this Information Statement, other than as set forth herein, the Company does not have any plans for the additional authorized common shares.

Impact on Shareholders

Increasing the Company’s authorized common stock should benefit the Company’s shareholders since it will allow the Company to be compliant with the terms of the financing transaction, which is necessary to help the Company fund its operations and potentially acquire additional emissions testing centers. If the Company does not increase its authorized common stock it will not be compliant with the terms of the financing transaction and potentially would have to return the funds it received under the deal or incur substantial penalties. If the Company is in breach of its obligations under the financing transaction or if the Company does not have funds to continue its acquisition strategy this could adversely affect the Company’s operations and, therefore, decrease shareholder value.

Increasing the Company’s authorized common stock will also allow the Company’s Board of Directors to issue up to 250,000,000 shares of the Company’s common stock, either under the financing transaction or for other interests of the Company. This additional outstanding stock, if issued, would dilute the ownership of the Company’s existing shareholders, and if the additional stock is sold on the open market, it could decrease the value of the Company’s common stock.

PROPOSAL THREE
APPROVAL OF THE SPEEDEMISSIONS, INC.
2005 STOCK GRANT AND OPTION PLAN

General

On July 8, 2005, our directors and shareholders approved the Speedemissions, Inc. 2005 Stock Grant and Option Plan (the “Plan”), to be effective August 31, 2005. The Plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. The Plan allows for the award of stock and options, up to 2,500,000 shares of our common stock. We have not issued any options or stock awards under the Plan.

Purpose

The purpose of the Plan is to promote the interests of the Company (including its subsidiaries) and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, including officers, directors, key employees and certain consultants, to encourage and reward such persons’ contributions to the performance of the Company and to align their interests with the interests of the Company’s stockholders. In furtherance of this purpose, the Plan authorizes the granting of the following types of stock-based awards (each, an “Award”):

•	stock options (including incentive stock options and non-qualified stock options);
•	restricted stock awards;
•	unrestricted stock awards; and
•	performance stock awards.

Each of these types of Awards is described below under “Awards.”

Eligibility

Key employees (including employees who are also directors or officers), directors and certain consultants of the Company or any subsidiary are eligible to be granted Awards under the Plan at the discretion of the Board of Directors. In determining the eligibility of any person, as well as in determining the number of shares to be covered by an Award and the type or types of Awards to be made, the Board of Directors may consider:

•	the position, relationship, responsibilities and importance of the person to the Company; and
•	such other factors as the Board of Directors deems relevant.

Selected consultants may participate in the Plan if:

•	the consultant renders bona fide services to the Company or one of its subsidiaries;
•
the services rendered by the consultant are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

•	the consultant is a natural person who has contracted directly with the Company or a subsidiary of the Company to render such services.

Administration

The Plan currently is administered by the Compensation Committee of the Board of Directors. The Board of Directors has delegated to the Compensation Committee full authority, in its discretion, to:

•	select the persons to whom Awards will be granted (each a “Participant”);
•	grant Awards under the Plan;
•	determine the number of shares to be covered by each Award;
•	determine the nature, amount, pricing, timing and other terms of the Award;
•	interpret, construe and implement the provisions of the Plan (including the authority to adopt rules and regulations for carrying out the purposes of the plan); and
•	terminate, modify or amend the Plan.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Shares Subject to the Plan

A total of 2,500,000 shares of Common Stock (subject to adjustment as described below) are reserved for issuance under the Plan. Shares of common stock issued under the Plan may be authorized but unissued shares, or shares reacquired by the Company, including shares purchased on the open market. The unexercised, unearned or yet-to-be acquired portions of any Award that expire, terminate or are canceled, and shares of common stock issued pursuant to Awards under the Plan that are reacquired by the Company pursuant to the terms under which such shares were issued, will again become available for the grant of further Awards.

Adjustment. In general, the aggregate number of shares as to which Awards may be granted to Participants under the Plan, the number and kind of shares thereof covered by each outstanding Award, and/or the price per share thereof in each such Award will, upon a determination of the Board of Directors, all be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from an increase, decrease or exchange in the outstanding shares of common stock or additional shares or new or different shares are distributed in respect of such shares of common stock, through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares. On September 1 of each year, the number of shares in the Plan shall automatically be adjusted to an amount equal to ten percent (10%) of the outstanding stock of the Company on August 31 of the immediately preceding year.

Fractional interests will not be issued upon any adjustments made by the Board or Directors; however, the committee may, in its discretion, make a cash payment in lieu of any fractional shares of common stock issuable as a result of such adjustments.

Awards

Stock Options. Under the Plan, the Board of Directors may grant either incentive stock options or nonqualified stock options. Incentive stock options and non-qualified stock options may be granted for such number of shares of common stock as the Board of Directors determines.

The exercise price for each stock option is determined by the Board of Directors. Stock options must have an exercise price of at least 85% (100% in the case of incentive stock options, or at least 110% in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding voting stock) of the fair market value of the common stock on the date the stock option is granted. Under the Plan, fair market value of the common stock for a particular date is generally the average of the closing bid and asked prices per share for the stock as quoted on the OTC Bulletin Board on such date.

No stock option may be exercised after the expiration of ten years from the date of grant (or five years in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding voting stock). Pursuant to the Plan, the aggregate fair market value of the common stock, for which one or more incentive stock options granted to any participant may for the first time become exercisable as incentive stock options under the federal tax laws during anyone calendar year shall not exceed $100,000.

A stock option may be exercised in whole or in part according to the terms of the applicable stock option agreement by delivery of written notice of exercise to the Company specifying the number of shares to be purchased. The exercise price for each stock option may be paid by the Participant in cash or by such other means as the Board of Directors may authorize. Fractional shares are not to be issued upon exercise of a stock option. The Board of Directors may grant reload stock options in tandem with stock options that provide for an automatic grant of a stock option in the event a participant pays the exercise price of a stock option by delivery of common stock.

The Board of Directors may, in its discretion, at any time after the grant of a stock option, accelerate vesting of such option, as a whole or in part, by increasing the number of shares then purchasable. However, the Board of Directors may not increase the total number of shares subject to an option.

Subject to the foregoing and the other provisions of the Plan, stock options may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined by the Board of Directors.

Restricted Stock. Restricted stock may be awarded by the Board of Directors subject to such terms, conditions and restrictions as it deems appropriate. Restrictions may include limitations on voting rights and transferability of the shares, restrictions based on the duration of employment or engagement with the Company, and Company or individual performance. Restricted stock may not be sold or encumbered until all restrictions expire or are terminated. In this regard, the Secretary of the Company or such other escrow holder as the Board of Directors may appoint shall retain physical custody of each certificate representing restricted stock until all restrictions imposed under the applicable Award Agreement shall expire or be removed.

The Board of Directors may require the Participant to pay the Company an amount at least equal to the par value of the common stock awarded to the Participant. Subject to any limitations imposed by the applicable Award Agreement, from the date a Participant becomes the holder of record of restricted stock, the Participant has all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares.

The Plan provides that to the extent the Board of Directors elects to grant an Award of restricted stock, the Award Agreement applicable thereto shall, except in certain specified situations, provide the Company with the right to repurchase the restricted stock then subject to restrictions immediately upon a termination of employment or engagement for any reason whatsoever at a cash price per share equal to the price paid by the Participant for the restricted stock.

Unrestricted Stock. The Board of Directors may, in its discretion, grant an Award of unrestricted stock to any eligible Participant, pursuant to which such Participant may receive shares of Common Stock free of any vesting restrictions under the Plan. The Board of Directors may also sell shares of unrestricted stock to eligible Participants at a purchase price determined in its discretion. Unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

Performance Stock Awards. The Board of Directors may make performance stock awards under the 2005 Omnibus Stock Grant and Option Plan based upon terms it deems appropriate. The Board of Directors may make performance stock awards independent of or in connection with the granting of any other Award under the Plan. The Board of Directors shall determine whether and to whom performance stock awards shall be made, the performance criteria applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares. The Board of Directors may utilize any of the following performance criteria when granting performance stock awards:

•	net income;
•	pre-tax income;
•	operating income;
•	cash flow;
•	earnings per share;
•	return on equity;
•	return on invested capital or assets;
•	cost reductions or savings;
•	funds from operations;

•	appreciation in the fair market value of the common stock;
•	earnings before anyone or more of the following: interest, taxes, depreciation or amortization; and
•	such other criteria deemed appropriate by the Board of Directors.

The Participant receiving a performance stock award shall have the rights of a stockholder only as to shares actually received by the Participant and not with respect to shares subject to the Award but not actually received. At any time prior to the Participant’s termination of employment (or other business relationship) by the Company, the Board of Directors may, in its discretion, accelerate, waive or, subject to the other provisions of the Plan, amend any and all performance criteria specified under any performance stock award.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of the grant and exercise of Awards under present law. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences. Recipients of Awards are advised to consult their personal tax advisors with regard to all tax consequences arising with respect to the Awards.

Tax Withholding. If a distribution is made under this Plan in cash, the Company will withhold taxes as required by law. If an Award is satisfied in the form of shares of the common stock, then no shares may be issued unless and until arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations applicable with respect to such Award.

Deductibility of Awards. Company deductions for Awards granted under the Plan are limited by Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) which generally limits the Company’s deduction for non-performance based compensation to $1.0 million per year for the Company’s CEO and its other four (4) most highly compensated officers. The Company has not paid any compensation to any executive officers that was not deductible by reason of the prohibition of Section 162(m).

Incentive Stock Options. Pursuant to the Plan, employees may be granted stock options that are intended to qualify as “incentive stock options” under the provisions of Section 422 of the Code. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee’s taxable income for alternative minimum tax purposes.

If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee’s tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a disqualifying disposition, the difference between the fair market value of the shares received on the date of exercise and the exercise price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee’s tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term, depending on the length of time the optionee held the shares.

If the exercise price of an incentive stock option is paid in whole or in part with shares of common stock, no income gain or loss generally will be recognized by the optionee with respect to the shares of common stock paid as the exercise price. However, if such shares of common stock were received upon the exercise of an incentive stock option, the use of those shares as payment of the exercise price will be considered a disposition for purposes of determining whether there has been a disqualifying disposition of those shares.

Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a disqualifying disposition. If an amount is treated as compensation received by an optionee because of a disqualifying disposition, the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

Non-Qualified Stock Options. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a non-qualified stock option. Upon the exercise of a non-qualified stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price, the stock option will be treated as compensation received by the optionee in the year of exercise. If the exercise price of a non-qualified stock option is paid in whole or in part with shares of common stock, (i) no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price, and (ii) no income, gain or loss will be recognized by the optionee with respect to the shares of common stock paid as the exercise price of the option. The fair market value of the remainder of the shares received upon exercise of the non-qualified stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, will be treated as compensation income received by the optionee on the date of exercise of the stock option. The Company or one of its subsidiaries, generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

Reload Option Rights. An optionee should not recognize any taxable income for federal income tax purposes upon receipt of reload option rights, and a reload option should be treated as a non-qualified stock option.

Restricted Stock. A recipient of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the Award, provided the shares are subject to restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the Award in an amount equal to the fair market value of the shares on the date of the Award (less the amount paid by the recipient for such shares), determined without regard to the restrictions. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse (less the amount paid by the recipient for such shares) will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

Unrestricted Stock. Any shares of common stock received pursuant to an Award of unrestricted stock will be treated as compensation income received by the recipient, generally, in the year in which the recipient receives such shares. In each case, the amount of compensation income will equal the fair market value of the shares of common stock on the date compensation income is recognized (less the amount, if any, paid by the recipient for such shares). The Company or one of its subsidiaries, generally, will be entitled to a corresponding deduction in the same amount for compensation paid.

Performance Stock Awards. A recipient of a performance stock award will not recognize any taxable income for federal income tax purposes upon receipt of the Award. Any shares of common stock received pursuant to the Award will be treated as compensation income received by the recipient, generally, in the year in which the recipient receives such shares of common stock. The amount of compensation income will equal the fair market value of the shares of common stock on the date compensation income is recognized. The Company or one of its subsidiaries, generally, will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

Other Tax Matters. The exercise by a recipient of a stock option, the lapse of restrictions on restricted stock, or the deemed earnout of performance stock awards following the occurrence of a change in control, in certain circumstances, may result in:

•
a 20% federal excise tax (in addition to federal income tax) to the recipient on certain payments of common stock or cash resulting from such exercise or deemed earnout of performance stock awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse; and

•	the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

Grants Under the Plan

As of the date of this Information Statement, no employee has been granted Options or Shares under the Plan.

PROPOSAL FOUR
RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

The Board of Directors has appointed Tauber & Balser, P.C. to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2005, and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment. Tauber & Balser, P.C. audited the consolidated financial statements of the Company for the two fiscal years ended December 31, 2004 and December 31, 2003, even though they were not retained until after December 31, 2004.

Representatives of Tauber & Balser, P.C. are not expected to be present at the annual meeting, will not have an opportunity to make a statement, and will not be available to respond to appropriate questions.

Audit Fees

Because Tauber & Balser, P.C. were not retained until after December 31, 2004, they did not bill us any fees for the fiscal years disclosed herein. During the fiscal years ended December 31, 2004 and 2003, Ramirez International billed us $zero and $10,643, respectively, and Bennett Thrasher PC billed us $193,342 and $132,278, respectively, in fees for professional services for the audit of our annual financial statements and review of financial statements included in our Form 10-QSB.

Audit - Related Fees

Because Tauber & Balser, P.C. were not retained until after December 31, 2004, they did not bill us any fees for the fiscal years disclosed herein. During the fiscal years ended December 31, 2004 and 2003, Ramirez International did not bill us for any fees, and Bennett Thrasher PC billed us $2,402 and $20,702, respectively, in fees for assurance and related services related to the performance of the audit or review of our financial statements.

Tax Fees

Because Tauber & Balser, P.C. were not retained until after December 31, 2004, they did not bill us any fees for the fiscal years disclosed herein. During the fiscal years ended December 31, 2004 and 2003, Ramirez International billed us $zero and $200, respectively, and Bennett Thrasher PC billed us $400 and $2,500, respectively, in fees for professional services for tax planning and preparation.

All Other Fees

Because Tauber & Balser, P.C. were not retained until after December 31, 2004, they did not bill us any fees for the fiscal years disclosed herein. During the fiscal years ended December 31, 2004 and 2003, Ramirez International and Bennett Thrasher did not bill us for any other fees.

Of the fees described above for the fiscal years ended December 31, 2004 and December 31, 2003, 100% were either approved in advance by the Audit Committee if it was in existence at the time of approval, or subsequently ratified by the Audit Committee.

OTHER INFORMATION

Directors and Executive Officers

The following table sets forth the names and ages of the current directors and executive officers of the Company, the director nominees, and the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers, and none of our officers or directors serves as a director of another reporting issuer.

Name	Age	Position(s)

Richard A. Parlontieri	59	Director, President, and Secretary (2003)

Bahram Yusefzadeh	59	Director (2003)

Bradley A. Thompson	40	Director (2003)

Larry Cobb	54	Chief Financial Officer (2005)

Erik Sander	43	Director (2005)

Richard A. Parlontieri was appointed to our Board of Directors and as an officer in connection with the acquisition of Speedemissions, Inc., a Georgia corporation, our subsidiary of which Mr. Parlontieri is a founder and President/CEO. He was the founder, Chairman and Chief Executive Officer of ebank.com, Inc., a publicly held bank holding company headquartered in Atlanta. ebank.com, which began as a traditional bank designed to deliver banking services in a non-traditional way, was the first internet bank to provide banking services focusing on small business owners. The Company opened in August 1998, and was named one of “The Best 100 Georgia Companies” in May 2000, by the Atlanta-Journal Constitution.

Prior to starting ebank, Mr. Parlontieri was President/CEO of Habersham Resource Management, Inc., a consulting firm with over 16 years experience in the financial services, mortgage banking, real estate, home health care and capital goods industries. While at Habersham, Mr. Parlontieri co-founded and organized banks (including Fayette County Bank which was sold to Regions Financial Corporation) and completed strategic acquisitions or divestitures for banks, mortgage companies and real estate projects.

Mr. Parlontieri currently serves on the Georgia Emissions, Industry Advisory Board as Secretary. He also is a member of the Georgia Emissions Testing Association (GETA). Over the past several years he has spoken or given presentations at various conferences concerning the financial services industry and the Internet. These include the American Banker Online Financial Services in Cyberspace Conference, the Phoenix International Users Banking Conference, GE Capital Management Conference and the eFinancial World Conference.

Mr. Parlontieri is an active participant in community and civic organizations, including serving as a three-term city councilman in suburban Atlanta, a past two-term President of the local chapter of the American Heart Association, and was an Organizer/Director of the suburban YMCA.

Bahram Yusefzadeh was elected to our Board of Directors at our annual shareholders meeting in August 2003. Mr. Yusefzadeh is currently the founder and Managing Director of V2R, LLC. V2R is a strategic, multi-faceted consulting firm that assists both United States and international organizations with increasing their value and accelerating their growth through C-Level services and capital investment. To further support their clients, V2R provides strategic management services across mission critical business areas, including sales and marketing, finance, legal, and human resources management.

A seasoned businessman and entrepreneur, Mr. Yusefzadeh’s career began in 1969 when he co-founded a banking software company, Nu-Comp Systems, Inc., and developed the Liberty Banking System. This system was marketed by IBM as the IBM Banking System from 1981 through 1985. He served as Nu-Comp’s Chief Executive Officer and President through Broadway & Seymour, Inc.’s acquisition of the company in June 1986 and remained with Broadway & Seymour as their Chairman of the Board through November 1986.

From 1986 to 1992, he served in various capacities at The Kirchman Corporation, first as President of the product and marketing strategies division, where he was instrumental in bringing innovative bank automation products to market. He later served as President of both the independent banking group, which focused on delivering products in-house, and the outsourcing division, where the focus was on data center operations.

In 1993, he founded Phoenix International, a provider of integrated, client/server based software applications for the global financial services industry. Mr. Yusefzadeh served as their Chairman and Chief Executive Officer and was instrumental in Phoenix’s successful initial public offering in 1996, secondary offering in 1997 and acquisition by London Bridge Software Holdings plc in 2001.

Mr. Yusefzadeh has also provided his expertise to numerous boards. From 1997 to 2001, he served on the board of Towne Services, Inc. (now merged with Private Business, Inc.), a provider of a merchant sales and payment transaction processing system. He also chaired Towne Services’ audit committee and was a member of the compensation committee.

Today, Mr. Yusefzadeh serves as a member of an advisory board to Capital Appreciation Partners, a venture fund that invests in stage II technology focused companies in the United States. He is also Chairman of the Board of Trustees for the International Center for Automated Information Research, a capital fund sponsored by the University of Florida College of Law and the Warrington Graduate School of Business that invests in early stage technology companies focused on enhancing the law and accounting professions.

Throughout his career, Mr. Yusefzadeh has been dedicated to community involvement. Prior to moving to Central Florida, he actively participated in various economic and community development organizations in Minneapolis. Since joining the Central Florida community, he has served as director of the Seminole County/Lake Mary Chamber of Commerce and co-chair of the Economic Development Counsel Technology Roundtable. He has also funded an Endowed Teaching Chair at Seminole Community College and serves on the advisory boards for the Central Florida Festival of Orchestra and BETA Center.

Bradley A. Thompson, CFA was elected to our Board of Directors at our annual shareholders meeting in August 2003. Mr. Thompson is currently the Chief Investment Officer and Chief Financial Analyst for Global Capital Advisors, LLC, an affiliate of GCA Strategic Investment Fund, Limited. Mr. Thompson is also the Chief Operating Officer and Secretary for Global Capital Management Services, Inc. the Corporate General Partner and Managing Partner of Global Capital Funding Group, LP, a licensed SBIC.

Mr. Thompson, born August 15, 1964, has over 18 years of experience in commercial banking, investment management, bond credit underwriting, financial analysis, and business management. Mr. Thompson received his Bachelors of Business Administration degree in Finance from the University of Georgia in 1986. Mr. Thompson also holds the Chartered Financial Analyst (CFA) designation sponsored by the CFA institute.

Mr. Thompson began his career in banking with Trust Company Bank, now SunTrust Bank, as a financial analyst. He later joined the firm of Merrill Lynch, Pierce Fenner & Smith in the securities industry managing retirement, profit sharing, pension, trust, and individual investment portfolios. While at Merrill Lynch, Mr. Thompson received his NASD Series 7 (General Securities) and Series 63 (State Securities) License, both of which have now expired. Mr. Thompson subsequently performed the duties of financial analyst and bond underwriter for SAFECO Insurance Company of America. At SAFECO, Mr. Thompson was responsible for the financial analysis and credit evaluations of the prospective and current bond accounts, and was ultimately responsible for the credit decision with a single line of credit approval authority ranging from $1 million to $10 million and an aggregate line of authority on specific accounts in excess of $175 million.

Prior to joining GCA, Mr. Thompson was self-employed managing his own small business enterprises. Mr. Thompson was the President and sole owner of Time Plus, an automated payroll accounting services firm for small to mid sized companies. Mr. Thompson successfully negotiated the sale of Time Plus, a sole proprietorship, for a 328% annualized return on investment. Mr. Thompson was also 50% owner and Vice President, Chief Financial Officer of AAPG, Inc., a specialty retail sporting goods firm. Mr. Thompson has since sold his interest in AAPG, Inc.

Mr. Thompson currently serves on the Board of Directors of Axtive Inc., (OTC:BB- AXTV), a publicly traded technology consulting firm that acquires and operates various technology product and service companies. Mr. Thompson also serves as a Director on the Board of GCA Strategic Investment Fund, and he is a former Director and Secretary on the Board of Directors of AdMark Systems, LLC., a privately held marketing firm.

Larry C. Cobb was hired as our Chief Financial Officer on April 15, 2005. Mr. Cobb is the principal of CFO-ON-CALL of Georgia, Inc. and has held this position since 1994. Through CFO-ON-CALL of Georgia, Inc. Mr. Cob uses his expertise in accounting to consult with companies regarding their internal accounting processes and preparation of financial statements to assist the companies with a variety of transactions, including reorganizations, sale of the business, mergers and acquisitions, and Securities Act of 1933 and Securities Exchange Act of 1934 compliance. Mr. Cobb has consulted and worked with numerous private and public companies, including industries ranging from automotive services, hardware and construction, healthcare advertising, and electronics manufacturing. Mr. Cobb received a Bachelor of Science in Accounting from Mississippi State University, and a Master of Professional Accountancy from Georgia State University.

Erik Sander was appointed to fill a vacancy on our Board of Directors effective on May 26, 2005. Mr. Sander is currently the Director of Industry Programs at the University of Florida College of Engineering, a position he has held since 2000, and he is a member of the faculty and a frequent lecturer there as well as at the College of Business. He also has, since 1997, provided consulting services in the areas of university/government/industry collaborations, technology transfer, and business start-up and growth for a wide variety of industrial, academic and federal government clients. Finally, Mr. Sander is currently a technical advisor and one of the co-founders of Diversified Mobility, Inc., a designer and marketer of mobilized powerlift platforms. His past positions include Associate Director for Industrial Collaboration and Technology Transfer at the University of Florida Engineering Research Center and Director of Business Development and Principal at Cenetec Ventures, LLC. Mr. Sander received a Bachelor of Science in Mechanical Engineering from the University of Florida and a Master of Science in Management of Technology from the University of Alabama in Huntsville.

Board Committees

On August 26, 2003, an Audit Committee, established in accordance with section 3(a)(58)(A) of the Exchange Act, of the Board of Directors was formed. The Audit Committee held two meetings in 2003 and one meeting in 2004. In accordance with a written charter adopted by the Company’s Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting process, including the system of internal controls. The directors who are members of the Audit Committee are Bradley A. Thompson and Bahram Yusefzadeh, both of whom are considered audit committee financial experts, with Mr. Yusefzadeh considered an independent director under Section 121(A) of the AMEX listing standards.

On August 26, 2003, a Compensation Committee of the Board of Directors was formed. The Compensation Committee consists of Bradley A. Thompson and Bahram Yusefzadeh. The Compensation Committee held one meeting in 2003 and one meeting in 2004, and has approved the employment agreement and other compensation of Richard Parlontieri.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

During the two most recent fiscal years, to the Company’s knowledge, the following delinquencies occurred:

Name	No. of Late Reports	No. of Transactions Reported Late	No. of Failures to File
Richard A. Parlontieri	3	3	-0-
Bahram Yusefzadeh	3	4	-0-
Bradley A. Thompson	4	5	-0-
GCA Strategic Investment Fund Ltd.	5	6	-0-
William Klenk	2	2	-0-
Larry C. Cobb	-0-	-0-	-0-

Executive Compensation

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2004 and 2003. In addition, the table shows compensation for our current sole executive officer. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options SARs (#)	LTIP Payouts ($)	All Other Compensation ($)

Richard A. Parlontieri	2004	180,000	-0-	7,200	-0-	900,000	-0-	-0-
Chairman, President	2003	180,000	-0-	5,400	-0-	410,000	-0-	-0-

William Klenk (1)	2004	57,000	-0-	-0-	-0-	150,000	-0-	-0-
CFO, Secretary

Larry C. Cobb	2005	-0-	-0-	48,415	-0-	-0-	-0-	-0-
CFO

(1)	Mr. Klenk’s employment with us started in April, 2004 ended April 2005.
(2)
Mr. Cobb’s employment with us started in April, 2005. Prior to his employment with us, Mr. Cobb served as a consultant to us on certain financial matters. Compensation disclosed is for the time period from January 1, 2005 through June 30, 2005.

OPTION/SAR GRANTS IN LAST FISCAL YEAR (Individual Grants)

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Richard A. Parlontieri	450,000	36%	$0.75	2/18/09
	450,000	36%	$1.05	2/18/09
William Klenk	50,000	4%	$0.515	4/20/14
	100,000	8%	$0.30	11/17/14

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Unexercised Securities Underlying Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Option/SARs at FY-End ($) Exercisable/Unexercisable

Richard A. Parlontieri	N/A	N/A	N/A	N/A
William Klenk	N/A	N/A	N/A	N/A

Our Directors receive $250 for each meeting attended, including meetings of the committees. They are also entitled to reimbursement for their travel expenses. In addition, in December 2003, we issued to each of our Directors options to acquire 10,000 shares of our common stock at an exercise price of $0.25 per share, exercisable for a period of ten years, and in March 2005 we issued to Mr. Thompson and Mr. Yusefzadeh options to acquire 75,000 shares of our common stock at an exercise price of $0.25 per share, exercisable for a period of ten years.

Effective September 15, 2003, we entered into a three-year employment agreement with Richard A. Parlontieri, our President and Chief Executive Officer. This employment agreement was amended on December 19, 2003. Under the terms of the agreement, as amended, Mr. Parlontieri will receive a salary of $180,000 per year, plus an automobile and expense allowance, and will be eligible for quarterly bonuses as set forth in the agreement. In addition, Mr. Parlontieri was granted options to purchase up to 400,000 shares of our common stock at $0.25 per share. The agreement may be terminated by us for cause, in which case Mr. Parlontieri would not be entitled to severance compensation, or without cause, in which case Mr. Parlontieri would be entitled to the balance of his salary due under the agreement, plus other compensation earned through the date of termination.

The Compensation Committee of our Board of Directors originally agreed to issue to Mr. Parlontieri, pursuant to the terms of his employment agreement, options to purchase up to 400,000 shares of our common stock at an exercise price of $2.00 per share. The exercise price was determined based on conversations with our independent auditors about the deemed fair market value if we subsequently file a registration statement for a primary offering at $2.00 per share. However, after we withdrew the registration statement, and the proposed primary offering was cancelled, the Committee decided to reprice Mr. Parlontieri’s options at $0.25 per share, which was at or close to the fair market value of our common stock based on the closing bid price on the date of repricing, and within the parameters of our Speedemissions, Inc. 2001 Stock Option Plan.

On April 20 and November 17, 2004, we issued options to acquire 50,000 and 100,000 shares, respectively, of common stock under our 2001Stock Option Plan to William Klenk, our Chief Financial Officer. The options vested immediately and are exercisable at $0.515 and $0.30 per share, respectively, for a period of ten years. In addition, in March 2005, we issued options to Mr. Klenk to acquire 25,000 shares of common stock under the plan, exercisable at $0.25 per share for ten years.

On March 15, 2005, the Compensation Committee of our Board of Directors issued to Mr. Parlontieri warrants to acquire 250,000 shares of our common stock at $0.25 per share, the fair market value of our common stock based on the closing bid price on the date of grant.

On April 11, 2005, we issued 250,000 shares of our common stock to Calabria Advisors, LLC, an entity controlled by Mr. Parlontieri, for services rendered.

On June 29, 2005, we issued options to acquire 25,000 shares of our common stock under our 2001 Stock Option Plan to Erik Sander, our director. The options vested immediately and are exercisable at $0.20 per share for a period of ten years.

Certain Relationships and Related Transactions

Acquisition of Subsidiary

On June 13, 2003, while we were still named SKTF Enterprises, Inc., we entered into an acquisition agreement with Speedemissions, Inc., a Georgia corporation now our wholly owned subsidiary, and its shareholders, which resulted in a change of the Company’s management, Board of Directors, and ownership. Mr. Parlontieri was an officer, director, and material shareholder of Speedemissions, Inc. Pursuant to the terms of the agreement, effective on June 16, 2003, the following occurred:

•
in exchange for 100% of the stock of Speedemissions, we issued 9,000,000 shares of our common stock to the Speedemissions shareholders, which after giving effect to the redemption of our stock from our previous officer and director described below, represented 90% of our outstanding stock. Mr. Parlontieri received 600,000 shares of our common stock, representing 6% of the outstanding stock, in this transaction;

•	5,044,750 shares of our common stock held by our the sole officer and director prior to the effectiveness of the agreement, were redeemed by us, and he resigned as our officer;
•
our sole director prior to the effectiveness of the agreement tendered his resignation as our director, which was effective 10 days following the mailing of an Information Statement to our shareholders. His resignation was effective on June 27, 2003.

Financing Transactions with Shareholder

On May 2, 2002, our subsidiary entered into a securities purchase agreement (the 2002 agreement) with GCA Strategic Investment Fund Limited (“GCA Fund”), our majority shareholder, pursuant to which GCA Fund agreed to purchase certain convertible debentures from us. The 2002 agreement contemplated the purchase by GCA Fund, on or before May 2, 2004, of up to an aggregate principal amount of $1,200,000 of 7% convertible debentures at a price equal to 100% of the principal amount. On April 24, 2001, our subsidiary entered into a securities purchase agreement (the 2001 agreement) with GCA Fund, pursuant to which GCA Fund purchased a $250,000 7% convertible debenture from us at a price equal to 100% of the principal amount. On October 9, 2003, we assumed the debentures from our subsidiary. On December 18, 2003, GCA Fund elected to convert the outstanding principal amount of the debentures, plus accrued interest, for a total of $1,587,770, into 5,670,619 shares of our common stock at a conversion price of $.028 per share.

In 2001, our subsidiary issued two promissory notes to GCA Fund, one in the amount of $300,000, and the other in the amount of $225,000. Both notes bear interest quarterly at the rate of 10%. The $300,000 note is due in October 2004, after its due date was extended by GCA in writing, while the $225,000 note was due in October 2003. On October 9, 2003, we assumed the notes from our subsidiary. In January 2004, we agreed to convert the $225,000 note, plus accrued interest, into 1,100,000 shares of common stock.

On January 21, 2004, we completed a private placement of 2,500 shares of our Series A Convertible Preferred Stock and 2,500,000 common stock purchase warrants to GCA Fund, in exchange for gross proceeds to us of $2,500,000. Net proceeds to us after the payment of an advisors fee to Global Capital Advisors, LLC, the investment advisor to GCA Fund, was $2,234,000. The Preferred stock pays a dividend of seven percent (7%) per annum, and each share of Preferred Stock is convertible into one thousand (1,000) shares of our common stock, or 2,500,000 shares of common stock in the aggregate. The Warrants are exercisable for a period of five (5) years at an exercise price of $1.25 per share of common stock to be acquired upon exercise.

On January 26, 2005, we executed a promissory note in favor of GCA Strategic Investment Fund Limited in the principal amount of $350,000, and on that date we received funds in the same amount. Under the terms of the note, we are obligated to repay the entire principal amount, plus interest at the rate of 8% per year, on April 26, 2005. The obligation is secured by certain of our real property. We will use the funds for general working capital purposes. In connection with the transaction, we issued to GCA Strategic Investment Fund Limited warrants to acquire 100,000 shares of our common stock, exercisable for a period of five years at $0.357 per share. We also issued to Global Capital Advisors, LLC, the investment advisory to GCA Strategic Investment Fund Limited, warrants to acquire 100,000 shares of our common stock, exercisable for a period of five years at $0.357 per share.

Employment Agreements and Compensation of Officers and Directors

Our directors receive $250 for each meeting attended, including meetings of the committees. They are also entitled to reimbursement for their travel expenses.

On June 13, 2003, our subsidiary entered into a consulting agreement with V2R, Inc., which is controlled by Bahram Yusefzadeh, who subsequent to June 13, 2003 became one of our directors. Under the terms of the agreement, our subsidiary agreed to pay to V2R, upon the successful closing of a merger or acquisition of our subsidiary with a publicly traded corporation, the sum of $225,000. Of this amount, $125,000 was to be paid in accordance with the terms of a promissory note. The principal balance of the note was due on December 31, 2003, but was extended pursuant to an amendment dated December 30, 2003 to the earlier to occur of (i) the closing of a round of equity or debt financing in excess of $1,500,000, (ii) 90 days after the effectiveness of a registration statement, or (iii) in three equal installments beginning March 1, 2004, May 1, 2004, and July 1, 2004. We are currently in default on this note.

On June 16, 2003, our subsidiary entered into a consulting agreement with V2R, LLC, which is controlled by Bahram Yusefzadeh, who subsequent to June 16, 2003 became one of our directors. On October 19, 2003 we assumed the obligations under this agreement. Under the terms of the agreement, we agreed to pay V2R $8,334 per month, effective June 1, 2003 for 36 months, of which $3,334 was deferred until after the closing of an initial round of financing. In addition, we agreed to pay to V2R a sales commission on any money raised as a result of their introductions. V2R, LLC was entitled to receive 130,000 warrants to acquire common stock at $0.01 per share, of which 25,000 vested immediately, 35,000 would vest if we raised $1.5 million in any offering, 35,000 more would vest if we raised $3.0 million in any offering, and a final 35,000 would vest if we raised $4.5 million in any offering. On January 1, 2004, we terminated this consulting agreement and entered into a new consulting agreement with V2R. Under the terms of the new consulting agreement, we agreed to pay V2R $8,334 per month, effective January 1, 2004, for 30 months, plus a success fee for any closed acquisitions arranged by the V2R. We also issued to V2R warrants to acquire 100,000 shares of common stock at $0.25 per share, of which one-half vest on January 1, 2005 and the other half vest on January 1, 2006. Effective on May 31, 2005, we terminated the new consulting agreement with V2R.

In October 2003, we issued 300,000 shares of common stock to the designees of V2R, LLC as a bonus for services rendered not in connection with any consulting agreement. The shares were never beneficially owned by V2R or Mr. Yusefzadeh.

Effective September 5, 2003, we entered into a separate indemnification agreement with each of our current directors. Under the terms of the indemnification agreements, we agreed to indemnify each director to the fullest extent permitted by law if the director was or is a party or threatened to be made a party to any action or lawsuit by reason of the fact that he is or was a director. The indemnification shall cover all expenses, penalties, fines and amounts paid in settlement, including attorneys’ fees. A director will not be indemnified for intentional misconduct for the primary purpose of his own personal benefit. On July 8, 2005, we entered into an identical agreement with our newly appointed director, Mr. Sander.

Effective September 15, 2003, we entered into a three-year employment agreement with Richard A. Parlontieri, our President and Chief Executive Officer. This employment agreement was amended on December 19, 2003. Under the terms of the agreement, as amended, Mr. Parlontieri will receive a salary of $180,000 per year, plus an automobile and expense allowance, and will be eligible for quarterly bonuses as set forth in the agreement. In addition, Mr. Parlontieri was granted options to purchase up to 400,000 shares of our common stock at $0.25 per share. The agreement may be terminated by us for cause, in which case Mr. Parlontieri would not be entitled to severance compensation, or without cause, in which case Mr. Parlontieri would be entitled to the balance of his salary due under the agreement, plus other compensation earned through the date of termination.

The Compensation Committee of our Board of Directors originally agreed to issue to Mr. Parlontieri, pursuant to the terms of his employment agreement, options to purchase up to 400,000 shares of our common stock at an exercise price of $2.00 per share. The exercise price was determined based on conversations with our independent auditors about the deemed fair market value if we subsequently file a registration statement for a primary offering at $2.00 per share. However, after we withdrew the registration statement, and the proposed primary offering was cancelled, the Committee decided to reprice Mr. Parlontieri’s options at $0.25 per share, which was at or close to the fair market value of our common stock based on the closing bid price on the date of repricing, and within the parameters of our Speedemissions, Inc. 2001 Stock Option Plan.

On April 20 and November 17, 2004, we issued options to acquire 50,000 and 100,000 shares, respectively, of common stock under our 2001Stock Option Plan to William Klenk, our Chief Financial Officer. The options vested immediately and are exercisable at $0.515 and $0.30 per share, respectively, for a period of ten years. In addition, in March 2005, we issued options to Mr. Klenk to acquire 25,000 shares of common stock under the plan, exercisable at $0.25 per share for ten years.

On February 22, 2005, we issued 250,000 shares of our common stock to Calabria Advisors, LLC, an entity controlled by Mr. Parlontieri, for services rendered.

On March 15, 2005, the Compensation Committee of our Board of Directors issued to Mr. Parlontieri warrants to acquire 250,000 shares of our common stock at $0.25 per share, the fair market value of our common stock based on the closing bid price on the date of grant.

On April 11, 2005, we issued 250,000 shares of our common stock to Calabria Advisors, LLC, an entity controlled by Mr. Parlontieri, for services rendered.

On June 29, 2005, we issued options to acquire 25,000 shares of our common stock under our 2001 Stock Option Plan to Erik Sander, our director. The options vested immediately and are exercisable at $0.20 per share for a period of ten years.

Loans from Officers and Directors

Between October 24, 2003 and January 30, 2004, Calabria Advisors, LLC, an entity controlled by Mr. Parlontieri loaned the Company a total of $315,000 pursuant to the terms of seven identical unsecured promissory notes. The notes were each due and payable as set forth below and carry interest at five percent annually:

Date	Principal Amount	Due Date
October 24, 2003	$40,000	April 21, 2004
October 30, 2003	$50,000	April 27, 2004
November 7, 2003	$100,000	May 5, 2004
December 26, 2003	$75,000	June 24, 2004
January 2, 2004	$25,000	June 30, 2004
January 4, 2004	$10,000	July 2, 2004
January 30, 2004	$15,000	July 28, 2004

On June 16, 2004, we converted all of the notes, plus accrued interest, into 924,996 shares of our common stock.

From September to December 2004, Calabria Advisors, LLC loaned the Company a total of $25,600 pursuant to the terms of three unsecured promissory notes, identical to the notes listed above. The notes remain outstanding and are due and payable as follows:

Date	Principal Amount	Due Date
September 29, 2004	$5,900	March 29, 2005
October 28, 2004	$9,900	April 28, 2005
December 17, 2004	$9,800	June 17, 2005

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 11, 2005, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Common Stock
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	GCA Strategic Investment Fund Ltd (2) c/o Prime Management Ltd Mechanics Bldg 12 Church St. HM11 Hamilton, Bermuda HM 11	19,670,619 (3)	64.4% (3)

Common Stock	Richard A. Parlontieri (4) 1029 Peachtree Parkway North Suite 310 Peachtree City, GA 30269	2,639,996 (5)	9.6% (5)

Common Stock
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	Bahram Yusefzadeh (4) 2180 West State Road Suite 6184 Longwood, FL 32779	311,000 (6)	1.2% (6)

Common Stock	Bradley A. Thompson (4)(7) 227 King Street Frederiksted, USVI 00840	103,500 (7)(8)	<1% (8)

Common Stock	Erik Sander c/o Speedemissions, Inc. 1134 Senoia Road, Suite B2 Tyrone, GA 30290	25,000 (9)	<1% (9)

	Larry C. Cobb c/o Speedemissions, Inc. 1134 Senoia Road, Suite B2 Tyrone, GA 30290	-0-	-0-
	All Officers and Directors as a Group (5 Persons)	3,079,496 (5)(6)(7)(8)(9)	11.4% (5)(6)(8)(9)

(1)    Unless otherwise indicated, based on 25,416,595 shares of common stock outstanding.

(2)    Global Capital Advisors, LLC (“Global”), the investment advisor to GCA Strategic Investment Fund Limited (“GCA”), has sole investment and voting control over shares held by GCA. Mr. Lewis Lester is the sole voting member of Global.

(3)    Includes 2,500,000 shares of common stock which may be acquired upon conversion of 2,500 shares of Series A Convertible Preferred Stock. Also includes 2,500,000 shares of common stock which may be acquired upon the exercise of warrants at $1.25 per share, and 100,000 shares of common stock which may be acquired upon the exercise of warrants at $0.357 per share

(4)    Indicates a Director of the Company.

(5)    Includes 10,000 shares of common stock which may be acquired upon the exercise of options at $0.25 per share. Includes 300,000 shares of common stock which may be acquired upon the exercise of options at $0.25 per share, which are part of a grant of 400,000 options, with 100,000 options vesting on October 1, 2004 and the remaining 200,000 options vesting equally on October 1, 2005, and 2006. Includes 300,000 shares which may be acquired upon the exercise of warrants at $0.75 per share, which are part of a grant of 450,000 warrants, with the remaining 150,000 warrants vesting on January 1, 2006. Includes 300,000 shares which may be acquired upon the exercise of warrants at $1.05 per share, which are part of a grant of 450,000 warrants, with the remaining 150,000 warrants vesting on January 1, 2006. Includes 250,000 shares which may be acquired upon the exercise of warrants at $0.25 per share. Includes 30,000 shares of common stock which may be acquired upon the exercise of options at $0.25 per share. Includes 924,996 shares of common stock owned of record by Calabria Advisors, LLC, an entity controlled by Mr. Parlontieri.

(6)    Includes 85,000 shares of common stock which may be acquired upon the exercise of options at $0.25 per share. Includes 25,000 shares which may be acquired upon the exercise of warrants at $0.01 per share and 100,000 shares which may be acquired upon the exercise of warrants at $0.25 per share.

(7)    Mr. Thompson is a director of GCA Strategic Investment Fund Limited, and disclaims beneficial ownership of the shares held by them.

(8)    Includes 85,000 shares of common stock which may be acquired upon the exercise of options at $0.25 per share.

(9)    Includes 25,000 shares of common stock which may be acquired upon the exercise of options at $0.20 per share.

There are no current arrangements that will result in a change in control.

Recent Financing

On June 30, 2005, we entered into a Preferred Stock Purchase Agreement (the “Agreement”) with Barron Partners LP (the “Investor”) pursuant to which the Investor purchased $6,420,000 worth of our Series B Convertible Preferred Stock (the “Preferred Shares”), along with warrants to purchase 25,000,000 shares of our common stock at $0.24 per share, and warrants to purchase 18,900,000 shares of our common stock at $0.48 per share.

Each of the Preferred Shares is convertible into 42.8 shares of our common stock, subject to adjustment if certain conditions are met, for a total of 107,000,000 shares of common stock, has a liquidation preference equal to its purchase price, and has no voting rights. The warrants are exercisable for a period of five years, and the exercise price is subject to adjustment if certain conditions are met. In conjunction with the Agreement, we entered into a Registration Rights Agreement wherein we agreed to file a registration statement with 30 days, and to have it effective within 150 days.

As consideration related to the transaction, we issued warrants to acquire 2,850,000 shares of our common stock at $0.06 per share, exercisable for a period of five years, to Prospect Financial Advisors, LLC. Prospect also received a cash commission equal to eight percent (8%) of the cash raised.

SHAREHOLDER PROPOSALS

Any shareholder desiring to submit a proposal for action at the 2006 Annual Meeting of Shareholders and presentation in the Company's Information or Proxy Statement with respect to such meeting, should arrange for such proposal to be delivered to the Company's offices, located at 1134 Senoia Road, Suite B2, Tyrone, Georgia 30290, addressed to the corporate Secretary, no later than February 5, 2006 in order to be considered for inclusion in the Company's Information or Proxy Statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer. The Company anticipates that its next annual meeting will be held in May 2006.

On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

OTHER MATTERS

The Company has enclosed a copy of the Annual Report on Form 10-KSB to Shareholders for the year ended December 31, 2004 with this Information Statement.

By order of the Board of Directors

/s/ Richard A. Parlontieri

Richard A. Parlontieri, President

Tyrone, GA
July 27, 2005